SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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The Goldman Sachs Group, Inc.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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THE GOLDMAN SACHS GROUP, INC.
85 Broad Street
New York, New York 10004

February 21, 2002

Dear Shareholder:

      You are cordially invited to attend the 2002 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. We will hold the meeting on Friday, April 5, 2002 at 9:30 a.m., New York City time, at our offices located at 32 Old Slip, New York, New York 10005. We hope that you will be able to attend.

      Enclosed you will find a notice setting forth the business expected to come before the meeting, the Proxy Statement, a form of proxy and a copy of our 2001 Annual Report. At this year’s meeting, the agenda includes the election of one class of directors, a proposal to ratify the appointment of our independent auditors and a shareholder proposal. Our Board of Directors recommends that you vote FOR the election of directors and ratification of the appointment of our independent auditors and AGAINST the shareholder proposal.

      Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please complete, sign, date and promptly return the proxy in the self-addressed envelope that we have included for your convenience. No postage is required if it is mailed in the United States. Alternatively, you may wish to submit your proxy by touch-tone phone or the Internet as indicated on the proxy. Submitting the proxy before the Annual Meeting will not preclude you from voting in person at the Annual Meeting should you decide to attend.

Sincerely,

Henry M. Paulson, Jr.
Chairman and Chief Executive Officer

THE GOLDMAN SACHS GROUP, INC.

85 Broad Street
New York, New York 10004

Notice of 2002 Annual Meeting of Shareholders

February 21, 2002

      The 2002 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. will be held at our offices located at 32 Old Slip, New York, New York 10005, on Friday, April 5, 2002 at 9:30 a.m., New York City time, for the following purposes:

      1. To elect three directors to our Board of Directors for three-year terms;

      2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the 2002 fiscal year;

      3. To consider a shareholder proposal, if properly presented by the shareholder proponent; and

      4. To transact such other business as may properly come before the Annual Meeting.

      The record date for the determination of the shareholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, was the close of business on February 4, 2002. A list of these shareholders will be available for inspection during ordinary business hours at our offices, 85 Broad Street, New York, New York 10004, from March 26 to the date of our Annual Meeting. The list will also be available for inspection at the Annual Meeting. Additional information regarding the matters to be acted on at the Annual Meeting can be found in the accompanying Proxy Statement.

By Order of the Board of Directors,

James B. McHugh
Assistant Secretary

New York, New York

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE

ENCLOSED ENVELOPE OR SUBMIT YOUR PROXY
BY PHONE OR THE INTERNET

THE GOLDMAN SACHS GROUP, INC.

85 Broad Street
New York, New York 10004

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

April 5, 2002

INTRODUCTION

      This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of The Goldman Sachs Group, Inc., a Delaware corporation (“Goldman Sachs”, “we” or “our”), to be used at our 2002 Annual Meeting of Shareholders on Friday, April 5, 2002 at 9:30 a.m., New York City time, and at any adjournments or postponements of the Annual Meeting. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent to shareholders is February 21, 2002.

      Holders of our common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on February 4, 2002, will be entitled to vote at the Annual Meeting. On that date, there were 475,010,197 shares of Common Stock outstanding, each of which is entitled to one vote for each matter to be voted on at the Annual Meeting, held by 3,432 shareholders of record.

      If you properly cast your vote, by either executing and returning the enclosed proxy card or by voting your proxy electronically or telephonically, and your vote is not subsequently revoked, your vote will be voted in accordance with your instructions. If you execute the enclosed proxy card but do not give instructions, your proxy will be voted as follows: FOR the election of the nominees for directors named below, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending November 29, 2002, AGAINST the shareholder proposal described in this Proxy Statement and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Annual Meeting.

      A shareholder executing a proxy may revoke it at any time before it is exercised by giving written notice revoking the proxy to our Secretary, by subsequently filing another proxy bearing a later date or by attending the Annual Meeting and voting in person. A vote through the Internet or by telephone may also be revoked by executing a later-dated proxy, by subsequently voting through the Internet or by telephone or by attending the Annual Meeting and voting in person. Attending the Annual Meeting will not automatically revoke your proxy or your prior Internet or telephone vote.

      Please note that if you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the Annual Meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of Common Stock as of the close of business on February 4, 2002, the record date for voting. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

Quorum and Voting Requirements

      The holders of a majority of the outstanding shares of Common Stock on February 4, 2002 present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting.

      The election of directors requires a plurality of the votes cast for the election of directors; accordingly, the three directorships to be filled at the Annual Meeting will be filled by the three nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP. The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the shareholder proposal. Only votes cast “for” a matter constitute affirmative votes. Votes of “withheld” or abstentions from voting are counted for quorum purposes but, because they will not be votes cast “for” the particular matter, they will have the same effect as negative votes or votes “against” that matter.

      Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, Inc. (“NYSE”), a member broker who holds shares in street name for customers has the authority to vote on certain items if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. NYSE rules permit member brokers (other than Goldman, Sachs & Co. (“GS&Co.”)) who do not receive instructions to vote on the proposals presented in this Proxy Statement, other than the shareholder proposal. Under NYSE rules, a shareholder proposal is a “non-discretionary” item, which means that NYSE member brokers, including GS&Co., who have not received instructions from the beneficial owners of Common Stock do not have discretion to vote the shares of Common Stock held by those beneficial owners on it. Because the affirmative vote of a majority of the outstanding shares of Common Stock is necessary to approve any shareholder proposal, any such broker non-vote will have the effect of a vote against that proposal. With respect to the election of directors and ratification of the appointment of the independent auditors, it is NYSE policy that, due to GS&Co.’s relationship with Goldman Sachs, if GS&Co. does not receive voting instructions regarding shares held by it in street name for its customers, it is entitled to vote these shares only in the same proportion as the shares represented by votes cast by all shareholders of record with respect to each such matter.

Expenses of Solicitation

      We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers or employees of Goldman Sachs or its affiliates telephonically, electronically or by other means of communication and by Georgeson Shareholder Communications Inc. (“Georgeson”), whom we have hired to assist in the solicitation and distribution of proxies. Directors, officers and employees will receive no additional compensation for such solicitation, and Georgeson will receive a fee of $6,500 for its services. We will reimburse brokers, including GS&Co., and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

Annual Report

      A copy of our 2001 Annual Report is enclosed. You may also obtain a copy without charge by writing to: The Goldman Sachs Group, Inc., 10 Hanover Square, New York, New York 10005, Attn: Investor Relations. Our 2001 Annual Report and 2001 Form 10-K are also available through our website at http://www.gs.com. Our Annual Report and Form 10-K are not proxy soliciting materials.

Voting Arrangements

      Shareholders’ Agreement. The following are parties to our Shareholders’ Agreement: the profit participating limited partners (each, a “PLP”) in our predecessor, The Goldman Sachs Group, L.P. (“Group LP”), other than SMBC Capital Markets, Inc. (formerly Sumitomo Bank Capital Markets, Inc.) and Kamehameha Activities Association; our current managing directors; certain estate planning entities formed by the foregoing persons; and the former spouses of certain of the foregoing persons. The Shareholders’ Agreement, among other things, restricts voting of the shares covered by the Shareholders’ Agreement and the disposition of those shares. Generally, all shares of Common Stock that are owned by a party to the Shareholders’ Agreement and that were acquired from Goldman Sachs and not purchased in the open market are covered by the Shareholders’ Agreement, except that shares acquired in any underwritten public offering or pursuant to The Goldman Sachs Employees’ Profit Sharing Retirement Income Plan are excluded. The shareholders’ committee under the Shareholders’ Agreement (the “Shareholders’ Committee”) administers the Shareholders’ Agreement. The Shareholders’ Committee may, under certain circumstances, waive the voting provisions and transfer restrictions of the Shareholders’ Agreement.

      Prior to any vote of the shareholders of Goldman Sachs, the Shareholders’ Agreement requires a separate, preliminary vote of the “Voting Interests” (as defined below) on each matter upon which a vote of the shareholders is proposed to be taken. Each share subject to the Shareholders’ Agreement will be voted at the Annual Meeting in accordance with the majority of the votes cast by the Voting Interests in the preliminary vote. In elections of directors, each share subject to the Shareholders’ Agreement will be voted in favor of the election of those persons, equal in number to the number of such positions to be filled, receiving the highest numbers of votes cast by the Voting Interests in the preliminary vote. “Voting Interests” means all shares subject to the Shareholders’ Agreement held by all of our current managing directors and certain former managing directors, including shares held through certain estate planning entities formed by our current managing directors and through our Defined Contribution Plan Trust (the “DCP Trust”).

      If you are a party to the Shareholders’ Agreement, you previously gave an irrevocable proxy to the Shareholders’ Committee to vote at the Annual Meeting your Common Stock that is subject to the Shareholders’ Agreement and you directed that the proxy be voted in accordance with the preliminary vote. You also authorized the holder of the proxy to vote on other matters that come before the Annual Meeting as the holder sees fit in his or her discretion in a manner that is not inconsistent with the preliminary vote or that does not frustrate the intent of the preliminary vote.

      As of February 4, 2002, there were 232,703,225 shares of Common Stock subject to the Shareholders’ Agreement. This amount, which includes shares held in the DCP Trust for the account of parties to the Shareholders’ Agreement, represents 49.0% of the shares of Common Stock entitled to vote at the Annual Meeting. The preliminary vote with respect to these shares will be concluded on or about March 27, 2002.

      The Shareholders’ Agreement will continue in effect until the earlier of January 1, 2050 and the time it is terminated by the vote of 66 2/3% of the outstanding Voting Interests.

      Defined Contribution Plan Trust. At the closing of our initial public offering, we made a contribution of Common Stock to the DCP Trust, and we have subsequently made additional contributions of Common Stock to the DCP Trust. As of February 4, 2002, the DCP Trust held 12,266,299 shares of Common Stock entitled to vote at the Annual Meeting. Substantially all shares of Common Stock held by the DCP Trust on that date are held in participant accounts that are beneficially owned by persons who are parties to the Shareholders’ Agreement. As a result, those shares of Common Stock are subject to the voting requirements of the Shareholders’ Agreement, and the trustee of the DCP Trust will vote those shares in accordance with the outcome of the preliminary vote described above. Unallocated shares held in the DCP Trust (approximately 274,000 as of February 4, 2002) are voted in the same proportion as the allocated shares held in the DCP Trust are voted.

Item 1.     Election of Directors

Introduction

      Our Board of Directors is divided into three classes. At each annual meeting of shareholders, a class of directors is elected for a term expiring at the annual meeting of shareholders in the third year following the year of its election. Each director will hold office until his or her successor has been elected and qualified, or until the director’s earlier resignation or removal. Currently, the Board of Directors consists of ten members.

Annual Meeting

      The Board of Directors proposes the election as directors of the three persons named below under “Nominees for Election to the Board of Directors for a Three-Year Term Expiring in 2005”, to hold office for a term ending at the annual meeting of shareholders to be held in 2005. The remaining seven directors named below will continue in office. While the Board of Directors does not anticipate that any of the nominees will be unable to stand for election as a director at the Annual Meeting, if that is the case, proxies will be voted in favor of such other person or persons designated by the Board of Directors.

      All three nominees are currently members of the Board of Directors. Set forth below is information as of February 1, 2002 regarding the nominees and the directors continuing in office, which was furnished by them for inclusion in this Proxy Statement.

Nominees for Election to the Board of Directors for a Three-Year Term Expiring in 2005

John H. Bryan

Director since 1999

      Mr. Bryan, age 65, has been a member of the Board of Directors of the Sara Lee Corporation since 1974. He served as its Chief Executive Officer from 1975 to 2000 and its Chairman of the Board from 1976 to 2001. He is a director of Bank One Corporation, BP p.l.c. and General Motors Corporation. Mr. Bryan is a past Chairman and current director of the Grocery Manufacturers of America, Inc. and a member of The Business Council. He also served as Co-Chairman of the World Economic Forum’s annual meetings in 1994, 1997 and 2000. He is a trustee of the University of Chicago, Chairman of the Board of Trustees of The Art Institute of Chicago, former Chairman and current member of The Chicago Council on Foreign Relations and Chairman of the Board of Directors of Americans United to Save the Arts and Humanities.

Robert J. Hurst

Director since 1998

      Mr. Hurst, age 56, has been Vice Chairman of The Goldman Sachs Group, Inc. since May 1999. In December 2001, Mr. Hurst was appointed Chief Executive Officer of the 9/11 United Services Group, an umbrella group of leading non-profit organizations and human services agencies formed to coordinate and speed assistance to all those affected in New York City by the events of September 11, 2001. He was Vice Chairman of Group LP from February 1997 to May 1999 and served as Head or Co-Head of Investment Banking from December 1990 to November 1999. Mr. Hurst is a director of VF Corporation, IDB Holding Corporation Ltd. and AirClic Inc. and is on the Board of Overseers of the Wharton School. He is also a member of the Council on Foreign Relations, the Committee for Economic Development and the Manhattan Institute. He is Chairman of the Board of the Jewish Museum, a trustee and Vice Chairman of the Board of the Whitney Museum of American Art, a member of the Trustees’

Council of the National Gallery of Art and a director of the National Foundation for Teaching Entrepreneurship.

Henry M. Paulson, Jr.

Director since 1998

      Mr. Paulson, age 55, has been Chairman and Chief Executive Officer of The Goldman Sachs Group, Inc. since May 1999. He was Co-Chairman and Chief Executive Officer or Co-Chief Executive Officer of Group LP from June 1998 to May 1999 and served as Chief Operating Officer from December 1994 to June 1998. Mr. Paulson is a member of the Board of Directors of the NYSE, a director and a member of the Executive Committee of the New York City Investment Fund and a member of the Board of Directors of the Peregrine Fund, Inc. He is also Co-Chairman of the Asia/ Pacific Council of The Nature Conservancy. Mr. Paulson serves on the Advisory Board of the J.L. Kellogg Graduate School of Management at Northwestern University and on the Board of Directors of the Associates of Harvard Business School and is Chairman of the Advisory Board of the Tsinghua University School of Economics and Management. In addition, he is a member of the Governing Board of the Indian School of Business.

Directors’ Recommendation

      The Board of Directors recommends a vote FOR the election of Messrs. Bryan, Hurst and Paulson to the Board of Directors.

Directors Continuing in Office — Term Expiring in 2003

Ruth J. Simmons

Director since 2000

      Dr. Simmons, age 56, has been President of Brown University since July 2001. She was President of Smith College from 1995 to July 2001 and Vice Provost of Princeton University from 1992 to 1995. Dr. Simmons is a director of Pfizer Inc. and Texas Instruments Inc. and a trustee of the Carnegie Corporation. She is a member of the American Academy of Arts and Sciences, the American Philosophical Society and the Council on Foreign Relations. She also serves on the Directors’ Advisory Council of MetLife, Inc.

John A. Thain

Director since 1998

      Mr. Thain, age 46, has been President and Co-Chief Operating Officer of The Goldman Sachs Group, Inc. since May 1999. He was President of Group LP from March 1999 to May 1999 and Co-Chief Operating Officer from January 1999 to May 1999. From December 1994 to March 1999, he served as Chief Financial Officer and Head of Operations, Technology and Finance. From July 1995 to September 1997, he was also Co-Chief Executive Officer for European Operations. Mr. Thain is a member of The MIT Corporation, the Dean’s Advisory Council — MIT/ Sloan School of Management, INSEAD — U.S. National Advisory Board, the James Madison Council of the Library of Congress and the Federal Reserve Bank of New York’s International Capital Markets Advisory Committee. He is also a member of the French-American Foundation, the Board of Trustees of the National Urban League and The Trilateral Commission, as well as a governor of the New York-Presbyterian Foundation, Inc., a trustee of New York-Presbyterian Hospital and a General Trustee of Howard University.

John L. Thornton

Director since 1998

      Mr. Thornton, age 48, has been President and Co-Chief Operating Officer of The Goldman Sachs Group, Inc. since May 1999. He was President of Group LP from March 1999 to May 1999 and Co-Chief Operating Officer from January 1999 to May 1999. From August 1998 until January 1999, he had oversight responsibility for International Operations. From September 1996 until August 1998, he was Chairman, Goldman Sachs — Asia, in addition to his senior strategic responsibilities in Europe. From July 1995 to September 1997, he was Co-Chief Executive Officer for European Operations. Mr. Thornton is also a director of Ford Motor Company, BSkyB PLC, Laura Ashley Holdings plc and Pacific Century Group, Inc. In addition, he is a member of the

Council on Foreign Relations and a director or trustee of several organizations, including the Asia Society, The Brookings Institution, The Goldman Sachs Foundation, the Hotchkiss School, Morehouse College, the Tsinghua University School of Economics and Management and the Yale School of Management.

Directors Continuing in Office — Term Expiring in 2004

Lord Browne of Madingley

Director since 1999

      Lord Browne, age 53, was appointed an executive director and Group Chief Executive of BP p.l.c. (under its former name, The British Petroleum Company p.l.c.) in 1995. He is also a director of Intel Corporation, a member of the Chairman’s Council of DaimlerChrysler AG and a trustee of the British Museum.

Morris Chang

Director since December 2001

      Dr. Chang, age 70, is the founder of and has been Chairman of Taiwan Semiconductor Manufacturing Company Ltd. since 1987, Vanguard International Semiconductor Corporation since 1994 and WaferTech, L.L.C. since 1996. He previously served as President and Chief Operating Officer of General Instrument Corporation, having worked in a variety of senior positions at Texas Instruments for 25 years. Dr. Chang is a member of The MIT Corporation and serves on the advisory boards of the NYSE, Stanford University and the University of California at Berkeley.

James A. Johnson

Director since 1999

      Mr. Johnson, age 58, has been Vice Chairman of Perseus, L.L.C., a merchant banking and private equity firm, since April 2001. From January 2000 to March 2001, he served as Chairman and Chief Executive Officer of Johnson Capital Partners, a private investment company. From January through December 1999, he was Chairman of the Executive Committee of Fannie Mae, and from February 1991 through December 1998, he was Chairman and Chief Executive Officer of Fannie Mae. Mr. Johnson is a director of the Cummins Engine Company, Inc., Gannett, Inc., KB Home, Target Corporation, Temple-Inland, Inc. and UnitedHealth Group Inc. He is also a director of The Enterprise Foundation, the National Housing Endowment and the National Association on Fetal Alcohol Syndrome and Chairman of the John F. Kennedy Center for the Performing Arts. He is Chairman of the Board of Trustees of The Brookings Institution and a member of The Business Council.

Margaret C. Whitman

Director since October 2001

      Ms. Whitman, age 45, has served as President and Chief Executive Officer of eBay Inc. since February 1998 and as a director since March 1998. From January 1997 to February 1998, she was General Manager of the Preschool Division of Hasbro, Inc. From 1995 to 1997, she was President and Chief Executive Officer of FTD, Inc. She previously served in a variety of senior positions at The Stride Rite Corporation and The Walt Disney Company. Ms. Whitman is currently on a leave of absence from the Board of Directors of Staples, Inc.

      There are no family relationships among any directors or executive officers of Goldman Sachs.

Board of Directors’ Meetings and Committees

      Our Board of Directors held five meetings during our fiscal year ended November 30, 2001. During fiscal 2001, each of our directors attended at least 75% of the meetings of the Board of Directors and the Committees of the Board on which he or she served (in each case, which were held during the period for which he or she had been a director).

      Lord Browne, Messrs. Bryan and Johnson, Ms. Whitman and, for fiscal 2002, Dr. Chang, are the members of our Audit Committee. Dr. Simmons served on our Audit Committee until

November 30, 2001. The primary purpose of our Audit Committee, chaired by Lord Browne, is to assist the Board of Directors in its oversight of our internal controls and financial statements and the audit process. The Audit Committee is also responsible for recommending for approval by the Board of Directors a firm of independent auditors whose duty it is to audit our consolidated financial statements for the fiscal year in which they are appointed. During fiscal 2001, our Audit Committee met four times. The report of the Audit Committee is included below.

      Lord Browne, Messrs. Bryan and Johnson, Dr. Simmons and Ms. Whitman are the members of our Compensation Committee. Our Compensation Committee, chaired by Mr. Johnson, is responsible for reviewing and approving compensation levels for all of our senior executives. The Compensation Committee also oversees the committees appointed by the Board of Directors to administer The Goldman Sachs 1999 Stock Incentive Plan (the “Stock Incentive Plan”), The Goldman Sachs Partner Compensation Plan (the “Partner Compensation Plan”) and The Goldman Sachs Defined Contribution Plan (the “Defined Contribution Plan”), and in certain cases directly administers or directs the administration of those plans. During fiscal 2001, our Compensation Committee met four times. The report of the Compensation Committee is included below.

      We do not have a nominating committee.

Employment Contracts and Change of Control Arrangements

      In connection with our initial public offering in May 1999, we entered into employment agreements with, among others, our directors who are employees and our other executive officers. Each of these employment agreements requires (unless waived by Goldman Sachs) that the employee devote his or her entire working time to the business and affairs of Goldman Sachs; each agreement generally may be terminated at any time for any reason by either the employee or Goldman Sachs on 90 days’ prior notice.

      The restricted stock units (“RSUs”) and stock options (“Options”) granted to our executive officers as described under “Executive Compensation” provide that if a change in control occurs and within 18 months thereafter the grantee’s employment is terminated other than for “cause” (as defined in the applicable award agreement) or the grantee terminates employment for “good reason” (as defined in the applicable award agreement):

•	any unvested outstanding RSUs and Options will become vested;

•	all outstanding Options will become exercisable; and

•	the Common Stock underlying any outstanding RSUs will be delivered.

      “Change in control” means the consummation of a business combination involving Goldman Sachs, unless immediately following the business combination, either:

•	at least 50% of the total voting power of the surviving entity or its parent entity, if applicable, is represented by securities of Goldman Sachs that were outstanding immediately prior to the transaction (or by shares into which the securities of Goldman Sachs are converted in the transaction); or

•	at least 50% of the members of the board of directors of the surviving entity, or its parent entity, if applicable, following the transaction were, at the time of the Board of Directors’ approval of the execution of the initial agreement providing for the transaction, directors of Goldman Sachs on the date of grant of the RSUs and Options (including directors whose election or nomination was approved by two-thirds of the incumbent directors).

Director Compensation

      Directors who are not employees of or advisors to Goldman Sachs or an affiliate (“Non-Employee Directors”) receive the annual retainer and committee and meeting fees that are indicated below:

Annual Retainer	$35,000
Committee Chair (in addition to Committee Member fee)	$10,000
Committee Member	$15,000
Attendance at Board or Committee Meeting	$1,000

      Non-Employee Directors also receive, at their election, an annual grant consisting of one of the following: 2,000 RSUs; 1,000 RSUs and 3,000 Options; or 6,000 Options. With respect to the fiscal 2002 grant, four Non-Employee Directors (Messrs. Bryan and Johnson and Drs. Chang and Simmons) elected to receive all Options, one (Lord Browne) elected to receive all RSUs and one (Ms. Whitman) elected to receive 1,000 RSUs and 3,000 Options. The Options have the same exercise price as the Options granted to our employees generally for fiscal 2001 ($91.61), expire on the same date as the Options granted to our employees generally for fiscal 2001 (November 25, 2011) and become exercisable on the earlier of the date the Non-Employee Director ceases to be a director and the date the Options granted to our employees generally for fiscal 2001 become exercisable (January 2005). RSUs granted to Non-Employee Directors generally provide for delivery of the underlying shares of Common Stock on the last business day in May in the year following the Non-Employee Director’s retirement from the Board.

      The annual retainer and the committee fees are payable in fully vested RSUs issued under the Stock Incentive Plan, as of the dates on which the annual retainer or committee fees would otherwise be paid, unless we elect to pay cash instead. In fiscal 2001, all such fees were paid in RSUs based upon the average closing price of the Common Stock on the NYSE over the ten trading-day period up to and including the last day of our fiscal year ($89.29). The meeting fees are payable in cash.

      Directors who are also employees of or advisors to Goldman Sachs or an affiliate receive no compensation for serving as a director of Goldman Sachs.

      John L. Weinberg, who retired from the Board on April 5, 2001, provides senior advisory services to Goldman Sachs. The initial agreement under which Mr. Weinberg performed these services, which provided for a salary of $5 million for fiscal 2001 and participation in various employee benefit plans, expired in November 2001 but was extended for an additional one-year term at a salary of $2.5 million for fiscal 2002.

Executive Compensation

      The following table sets forth for (i) the period from May 7, 1999, the date of completion of our initial public offering, through the end of fiscal 1999, (ii) fiscal 2000 and (iii) fiscal 2001, the compensation for Goldman Sachs’ chief executive officer and for each of the four most highly compensated executive officers of Goldman Sachs, other than the chief executive officer, serving as executive officers at the end of fiscal 2001. These five persons are referred to collectively as the “Named Executive Officers”.

SUMMARY COMPENSATION TABLE

				Long-Term
		Annual Compensation		Compensation Awards

				Restricted	Securities
				Stock Unit	Underlying	All Other
Executive	Year	Salary(a)	Bonus	Awards(b)	Options(c)	Compensation(d)

Henry M. Paulson, Jr.	2001	$600,000	$11,550,500	$0	221,078	$53,999
Director, Chairman and Chief	2000	$600,000	$14,056,600	$3,866,533	139,965	$30,921
Executive Officer	1999	$300,000	$16,062,153	$8,828,701	–0–	$14,202
John A. Thain	2001	$600,000	$9,944,000	$0	189,378	$82,985
Director, President and	2000	$600,000	$12,097,300	$3,313,757	119,955	$41,142
Co-Chief Operating Officer	1999	$300,000	$13,755,986	$7,513,538	–0–	$25,947
John L. Thornton	2001	$600,000	$9,944,000	$0	189,378	$82,985
Director, President and	2000	$600,000	$12,097,300	$3,313,757	119,955	$41,142
Co-Chief Operating Officer	1999	$300,000	$13,755,986	$7,513,538	–0–	$25,989
Robert J. Hurst	2001	$600,000	$7,928,000	$0	149,597	$61,905
Director and Vice Chairman	2000	$600,000	$10,234,107	$2,785,926	100,848	$25,522
	1999	$300,000	$12,248,193	$6,644,391	–0–	$15,691
David A. Viniar	2001	$600,000	$5,408,000	$0	99,872	$82,985
Chief Financial Officer	2000	$600,000	$6,943,900	$1,859,881	67,326	$41,142
	1999	$300,000	$7,347,523	$3,840,035	–0–	$25,947

(a)	The salary for 1999 reflects the salary paid to the Named Executive Officers for the period that Goldman Sachs was a public company in fiscal 1999.

(b)	The values of the RSUs shown in the table for fiscal 2000 and fiscal 1999 were determined, respectively, by multiplying the number of RSUs awarded to each Named Executive Officer by the closing price-per-share of Common Stock on the NYSE on November 29, 2000, the date the RSUs were granted for fiscal 2000 ($82.875), and November 26, 1999, the date the RSUs were granted for fiscal 1999 ($77.3125). One-half of the RSUs granted in fiscal 2000 were vested on the grant date, with the other half generally vesting on November 28, 2003. One-half of the RSUs granted in fiscal 1999 were vested on the grant date, with the other half vesting ratably over the following four years.

In general, non-vested RSUs are forfeited on termination of employment, except in limited cases such as “retirement”, and RSUs, whether or not vested, may be forfeited in certain circumstances, such as if the holder’s employment is terminated for “cause”. Each RSU includes a “dividend equivalent right”, pursuant to which the holder of the RSU is entitled to receive an amount equal to any ordinary cash dividends paid to the holder of a share of Common Stock approximately when such dividends are paid to shareholders.

The aggregate value of all Common Stock underlying all RSUs awarded to and held by each of the Named Executive Officers at the end of fiscal 2001, as determined based on the closing price-per-share of the Common Stock on the NYSE on November 30, 2001 ($89.00), and the number of RSUs awarded to each of the Named Executive Officers for each of fiscal 1999 and fiscal 2000, respectively, was: Mr. Paulson — $14,315,650, 114,195 and 46,655; Mr. Thain — $12,208,041, 97,184 and 39,985; Mr. Thornton — $12,208,041, 97,184 and 39,985; Mr. Hurst — $10,640,662, 85,942 and 33,616; and Mr. Viniar — $6,417,879, 49,669 and 22,442.

(c)	For fiscal 2001, each Named Executive Officer received a grant of Options on December 7, 2001 with an exercise price, or “strike price”, of $91.61, the closing-price-per-share of Common Stock on the NYSE on that date. 25% of these Options were vested on the grant date, with the remaining 75% generally vesting on November 26, 2004. These Options become exercisable in January 2005 and expire on November 25, 2011. See the table “Option Grants in the Last Fiscal Year” and its accompanying footnotes. For fiscal 2000 each Named Executive Officer received a grant of Options on November 29, 2000 with an exercise price, or “strike price”, of $82.875, the closing-price-per-share of Common Stock on the NYSE on that date. In general, these Options will vest on November 28, 2003, become exercisable in January 2004 and expire on November 26, 2010.

(d)	Fiscal 2001 includes Money Purchase Pension Plan contribution, Term Life Insurance premium, the Goldman Sachs Employees’ Profit Sharing Retirement Income Plan contribution and executive medical and dental plan premium payments of: Mr. Paulson — $19,500, $185, $5,000 and $29,314; Mr. Thain — $19,500, $185, $5,000 and $58,300; Mr. Thornton — $19,500, $185, $5,000 and $58,300; Mr. Hurst — $19,500, $185, $5,000 and $37,220; and Mr. Viniar — $19,500, $185, $5,000 and $58,300.

Fiscal 2000 includes Money Purchase Pension Plan contribution, Term Life Insurance premium, the Goldman Sachs Employees’ Profit Sharing Retirement Income Plan contribution and executive medical and dental plan premium payments of: Mr. Paulson — $14,500, $185, $5,000 and $11,236; Mr. Thain — $14,500, $185, $5,000 and $21,457; Mr. Thornton — $14,500, $185, $5,000 and $21,457; Mr. Hurst — $6,593, $185, $5,000 and $13,744; and Mr. Viniar — $14,500, $185, $5,000 and $21,457.

Fiscal 1999 includes Money Purchase Pension Plan contribution, Term Life Insurance premium and the Goldman Sachs Employees’ Profit Sharing Retirement Income Plan contribution and executive medical and dental plan premium payments of: Mr. Paulson — $5,646, $186, $2,500 and $5,870; Mr. Thain — $17,500, $77, $2,500 and $5,870; Mr. Thornton — $17,500, $119, $2,500 and $5,870; Mr. Hurst — $9,092, $186, $2,500 and $3,913; and Mr. Viniar — $17,500, $77, $2,500 and $5,870.

      In addition to the amounts disclosed in the table, each of Messrs. Paulson, Thain, Thornton, Hurst and Viniar has accrued benefits under an employees’ pension plan entitling him to receive annual benefits upon retirement at age 65 of $10,533, $7,074, $11,801, $10,533 and $6,906, respectively. These benefits had accrued prior to November 1992, and none of the Named Executive Officers has earned additional benefits under the pension plan since November 1992.

Stock Options

      The following table provides information about Options granted to the Named Executive Officers for fiscal 2001.

OPTION GRANTS IN THE LAST FISCAL YEAR(a)

Individual Grants

		Percent of
	Number of	Total
	Securities	Options
	Underlying	Granted to
	Options	Employees	Exercise		Grant Date
	Granted	in Fiscal	Price	Expiration	Present
Executive	(Sh #)	Year	($/Sh)	Date	Value(b)

Henry M. Paulson, Jr.	221,078	0.76	91.61	11/25/2011	$6,771,619
John A. Thain	189,378	0.65	91.61	11/25/2011	$5,800,648
John L. Thornton	189,378	0.65	91.61	11/25/2011	$5,800,648
Robert J. Hurst	149,597	0.52	91.61	11/25/2011	$4,582,156
David A. Viniar	99,872	0.34	91.61	11/25/2011	$3,059,079

(a)	Each Named Executive Officer received a grant of Options on December 7, 2001 with an exercise price, or “strike price”, of $91.61, the closing-price-per-share of Common Stock on the NYSE on that date. 25% of these Options were vested on the grant date, with the remaining 75% generally vesting on November 26, 2004. These Options become exercisable in January 2005 and expire on November 25, 2011. Non-vested Options generally are forfeited on termination of employment, except in certain cases such as “retirement”. Upon termination of employment, Options granted in 2001, once vested, will remain exercisable, generally until the earlier of (i) the later of 90 days after the date of termination of employment and 90 days after the Options first become exercisable and (ii) the option expiration date, except in certain circumstances such as “retirement”, in which case unvested options vest and vested options remain exercisable until the option expiration date. In general, Options, whether or not vested, may be forfeited in certain circumstances, such as if the holder’s employment is terminated for “cause”. The number of shares of Common Stock subject to the Option grants to each of the Named Executive Officers was obtained by dividing the dollar amounts described in footnote (b) below (which were determined for each Named Executive Officer pursuant to a formula based on the Named Executive Officer’s total compensation) by one-third of the average closing price-per-share of the Common Stock on the NYSE over the ten-trading-day period up to and including the last day of the fiscal year (such average closing price-per-share was $89.29 and is referred to herein as the “10-Day Average Price”).

(b)	Valued using a modified Black-Scholes option pricing model. The exercise price of each Option ($91.61) is equal to the closing price-per-share of the Common Stock on the NYSE on December 7, 2001, the date the Options were granted. The assumptions used for the variables in the model were: 35% volatility; 5.1% risk-free rate of return; 0.5% dividend yield; and seven-year Option term. A discount of 25% was applied to the Option value yielded by the model to reflect the non-marketability of the Options. The values associated with the Option pricing variables described above are hypothetical and have been provided solely to comply with the rules of the SEC. The actual value, if any, that will be realized by each Named Executive Officer upon the exercise of any Option will depend upon the difference between the exercise price of the Option and the market price of the Common Stock on the date that the Option is exercised. The actual dollar amounts on which the awards of Options to the Named Executive Officers were based were: Mr. Paulson — $6,580,000; Mr. Thain — $5,636,500; Mr. Thornton — $5,636,500; Mr. Hurst — $4,452,500; and Mr. Viniar — $2,972,500; these values can be determined by multiplying the number of options granted by one-third of the 10-Day Average Price.

Fiscal Year-End Option Holdings

      The following table provides information about unexercised Options held by each Named Executive Officer as of December 7, 2001. Options were granted on November 29, 2000 and December 7, 2001. None of the Named Executive Officers had exercised Options as of December 7, 2001.

FISCAL YEAR-END OPTION VALUES

	Number of
	Securities		Value of
	Underlying		Unexercised
	Unexercised		In-The-Money
	Options at		Options at
	Fiscal Year-End		Fiscal Year-End
	(a)		(b)

Executive	Exercisable	Unexercisable	Exercisable	Unexercisable

Henry M. Paulson, Jr.	-0-	361,043	-0-	$857,286
John A. Thain	-0-	309,333	-0-	$734,724
John L. Thornton	-0-	309,333	-0-	$734,724
Robert J. Hurst	-0-	250,445	-0-	$617,694
David A. Viniar	-0-	167,198	-0-	$412,372

(a)	Includes securities underlying Options granted on December 7, 2001 for fiscal 2001 performance.

(b)	“Value of Unexercised In-The-Money Options” is the aggregate, calculated on a grant by grant basis, of the product of the number of unexercised Options at the end of fiscal 2001 multiplied by the difference between the exercise price for the grant and the closing price of a share of Common Stock on the last day of the 2001 fiscal year ($89.00), excluding grants for which the exercise price is greater than the closing price of a share of Common Stock on that day (including the Options granted on December 7, 2001, which were not “in-the-money” based on the closing price on the last day of our 2001 fiscal year). The actual value, if any, that will be realized upon the exercise of an Option will depend upon the difference between the exercise price of the Option and the market price of the Common Stock on the date that the Option is exercised.

Report of the Compensation Committee on Executive Compensation

      The Compensation Committee is responsible for overseeing and approving compensation levels for all of our senior executives, including the Named Executive Officers and other executive officers. As part of this responsibility, the Compensation Committee oversees the committees appointed by the Board of Directors to administer the Stock Incentive Plan, the Partner Compensation Plan and the Defined Contribution Plan, and in certain cases directly administers or directs the administration of those plans. The Board of Directors has appointed a committee consisting of Messrs. Paulson, Hurst, Thain and Thornton as the administrative committee of each of these plans; Mr. Paulson chairs each of these committees. The administrative committee of the Partner Compensation Plan is referred to in this report as the “Partner Compensation Plan Committee”.

      The discussion below constitutes the report of the Compensation Committee.

Compensation Policies

      To perpetuate the sense of partnership and teamwork that exists among Goldman Sachs’ senior professionals, to reinforce the alignment of employee and shareholder interests and to help Goldman Sachs attract and retain key executives whose efforts and judgments are vital to the continued success of the firm, the Board of Directors adopted the Partner Compensation Plan. The Partner Compensation Plan is the primary program through which each of Goldman Sachs’ senior executives (approximately 300 during fiscal 2001), including Mr. Paulson and each of the other Named Executive Officers, is compensated. The participants in the Partner Compensation Plan also participate in Goldman Sachs’ broad-based equity program pursuant to which they receive a significant portion of their compensation in the form of equity-based awards. These equity-based awards are designed to provide Goldman Sachs’ senior executives with the same interests as Goldman Sachs’ other shareholders, such as increasing shareholder value over the long term.

  The Partner Compensation Plan

      General. The total compensation of senior executives under the Partner Compensation Plan is linked directly to Goldman Sachs’ overall financial performance and is paid in the form of a base salary, which is payable in cash, and a bonus, which may be payable in cash and/or an equity-based award.

      The Partner Compensation Plan permits “cycles” that are one or two fiscal years in duration. At the beginning of a cycle, the Board of Directors sets the annual base salary for the cycle for each participant in the Partner Compensation Plan. Each participant also is allocated a percentage interest in the aggregate amount of bonus compensation to be allocated to the Partner Compensation Plan for each year during the cycle in which the individual remains a participant in the Partner Compensation Plan. At the beginning of the 2001 fiscal year, the Compensation Committee, in consultation with the Partner Compensation Plan Committee, approved individual percentage interests for Partner Compensation Plan participants for the 2001 fiscal year. These percentages again were reviewed and finally approved at the end of the fiscal year. The sum of the percentages of all participants was less than 100%, leaving a significant percentage that could be allocated by the Compensation Committee to participants on a discretionary basis (the “Discretionary Amount”).

      The aggregate amount of bonus compensation under the Partner Compensation Plan is determined annually at the end of the fiscal year by the Compensation Committee in consultation with the Partner Compensation Plan Committee and is based in large part on Goldman Sachs’ overall performance. By linking participants’ total compensation to Goldman Sachs’ results of operations as a whole, Goldman Sachs has sought to provide additional incentives for collaboration among Goldman Sachs’ senior executives. For fiscal 2001, the aggregate amount distributable as bonus compensation under the Partner Compensation Plan was based on the ratio of firm-wide compensation and benefits (for all employees, including Partner Compensation Plan participants) to net revenues, after consideration of the firm’s return on tangible shareholders’ equity, earnings-per-share and pre-tax and net earnings. As described more fully below, this amount also was determined in a manner that was designed to take into account compensation practices at some of Goldman Sachs’ key competitors.

      The following portions of this report provide more detail regarding the manner in which the compensation payable under the Partner Compensation Plan for fiscal 2001 was determined.

      Base Salary. Under the Partner Compensation Plan, each participant received a base salary for the fiscal 2001 year at the annual rate of $600,000. Base salaries for fiscal 2001 were confirmed by the Compensation Committee in consultation with the Partner Compensation Plan Committee at the beginning of the 2001 fiscal year and were the same as in fiscal 2000.

      Bonus. In determining the aggregate amount available for allocation as bonus compensation under the Partner Compensation Plan for fiscal 2001, the Compensation Committee, in consultation with the Partner Compensation Plan Committee, reviewed Goldman Sachs’ financial performance for the fiscal year. The Compensation Committee determined that in light of the firm’s return on tangible shareholders’ equity of 17.8%, pre-tax earnings of $3.696 billion and net earnings of $2.310 billion, the aggregate amount to be allocated as bonus compensation under the Partner Compensation Plan should result in a ratio of total compensation and benefits for all Goldman Sachs employees (including Partner Compensation Plan participants) to net revenues for the firm equal to 48.7%. The Compensation Committee concluded that this ratio of total compensation and benefits to net revenues was appropriate for the firm based on its understanding of general industry practice derived from prior years’ experience and Goldman Sachs’ financial performance in fiscal 2001. The Compensation Committee also concluded, as discussed more fully below, that the aggregate amount of the bonus pool under the Partner Compensation Plan was appropriate to meet the Compensation Committee’s objectives in setting compensation for Goldman Sachs’ senior executives.

      While allocation of the total bonus pool under the Partner Compensation Plan among Plan participants is based largely on pre-determined allocation percentages, the entire Discretionary Amount, which in turn determines total compensation, is allocated and approved in the ultimate discretion of the Compensation Committee. In reviewing and approving the allocation of the Discretionary Amount under the Partner Compensation Plan (and thus in determining the appropriate total compensation of the Named Executive Officers), the Compensation Committee focused on the manner in which the Partner Compensation Plan Committee evaluated each individual’s contribution to the firm (including as reflected in the individual’s performance evaluations, which are described more fully below) as well as business unit and divisional performance. The Compensation Committee also generally reviewed the process whereby the Partner Compensation Plan Committee considered compensation recommendations of the division heads to whom participants report. The Compensation Committee paid careful attention to competitive compensation practices (in light of certain objective performance criteria, including return on shareholders’ equity, total shareholder return and diluted earnings-per-share), as more fully described below.

      Performance Considerations. The individual, business unit and divisional performance considerations for determining total compensation are derived through a number of internal objective and discretionary processes, including Goldman Sachs’ performance evaluation program. This program is a “360 degree” feedback process that reflects input regarding each individual on an array of categories from a number of professionals in the organization. The performance review feedback is combined with a subjective determination of individual performance, business unit and divisional unit performance and individual contributions to hiring, mentoring, training and diversity, to determine a proposed amount of total compensation.

      Competitive Compensation Considerations. The proposed amount of total compensation determined as described above then is considered in light of competitive compensation levels. In this regard, for participants in the Partner Compensation Plan, the Compensation Committee used as a benchmark a commercially available survey regarding compensation levels in 2000 for certain of the most highly compensated employees at Credit Suisse First Boston, Inc., Lehman Brothers Holdings Inc., Merrill Lynch & Co., Inc., Morgan Stanley Dean Witter & Co. and Salomon Smith Barney Inc.* With respect to the Named Executive Officers, the Compensation Committee paid particular attention to an internally prepared analysis based on publicly available data regarding the compensation paid in 2000 at The Bear Stearns Companies Inc., Citigroup, Inc., J.P. Morgan Chase & Co., Lehman Brothers Holdings Inc., Merrill Lynch & Co., Inc. and Morgan Stanley Dean Witter & Co. in relation to each of those firms’ net revenues, pre-tax earnings, net earnings, earnings-per-share, return on shareholders’ equity, total shareholder return and stock price performance. To a lesser extent, the Compensation Committee also considered a similar internally prepared analysis regarding the compensation paid at a number of other financial

*	Of these competitor companies, Credit Suisse First Boston, Inc. is not included in the S&P Financial Index. Salomon Smith Barney Inc. is not included in the S&P Financial Index, but Citigroup, Inc., its parent company, is.

institutions, including Bank of America Corporation, The Bank of New York Company, Inc., Bank One Corporation, Charles Schwab & Co., Inc., First Union Corporation (which merged with Wachovia Corporation in September 2001), Fleet Boston Financial Corporation, SunTrust Banks, Inc. and Wells Fargo & Company.*

      Equity-Based Awards. Because the Compensation Committee believes that equity-based compensation for Goldman Sachs’ senior executives, including the Named Executive Officers, should be comparable to that of Goldman Sachs’ other employees relative to their total compensation levels, the portion of each Partner Compensation Plan participant’s compensation that was paid in cash versus the portion granted as an equity-based award was determined pursuant to the same compensation-based formula that was applicable to Goldman Sachs’ other employees. This formula is progressive so that as an employee’s total compensation increases, a greater percentage of the employee’s total compensation is comprised of an equity-based award. Thus, in general, Goldman Sachs’ most senior executives receive the greatest percentage of their total compensation in the form of equity-based awards. Each of the Named Executive Officers received a portion of his bonus determined under the Partner Compensation Plan in cash and a portion in the form of an equity-based award under the Stock Incentive Plan as follows:

	% of Bonus Paid	% of Bonus Paid in the
Named Executive Officer	in Cash	Form of Equity-Based Award

Mr. Paulson	63.7	36.3
Mr. Thain	63.8	36.2
Mr. Thornton	63.8	36.2
Mr. Hurst	64.0	36.0
Mr. Viniar	64.5	35.5

      As with other employees, each executive officer received his or her equity-based award in the form of Options. The number of Options was determined by dividing the dollar amount to be granted as an equity-based award by $89.29 (the average closing price-per-share of the Common Stock on the NYSE for the ten trading-day period up to and including the last day of the fiscal year), and multiplying that amount by three (the number of options so obtained was rounded up to the next whole share).

      An Option represents a right to purchase, during a specified period of time, a number of shares of Common Stock at a specified “strike” or “exercise” price. In general, 25% of the Options were “vested” when they were granted and the remaining 75% of the Options will become “vested” at the end of the 2004 fiscal year. In general, all Options first become exercisable in January 2005. The Options were granted with a “strike” price of $91.61, the closing price of the Common Stock on December 7, 2001, the date the Options were granted. The Options generally expire on November 25, 2011, although they may be subject to earlier termination or cancellation in certain circumstances. All Options (whether or not vested) may be forfeited in certain circumstances.

      The Compensation Committee determined that it was appropriate to grant equity-based awards solely in the form of Options based on a number of factors, including competitive compensation practices and maximizing shareholder value. Particularly in light of the difficult environment facing the financial services industry in 2001, the Compensation Committee determined that granting equity-based awards solely in the form of Options was appropriate in order to align the long-term interests of shareholders and Goldman Sachs’ senior executives, because the amount (if any) each senior executive ultimately realizes as a result of these

*	Of these competitor companies, Charles Schwab & Co., Inc. is not included in the S&P Financial Index. First Union Corporation is not included in the S&P Financial Index but its successor, Wachovia Corporation, is.

awards will depend solely on the increase in value of Common Stock from the grant date to the date the Options are exercised. Accordingly, the Compensation Committee believes that the award of Options provides Goldman Sachs’ senior executives with the same interests as Goldman Sachs’ other shareholders, such as seeking to maximize Goldman Sachs’ long-term return on equity.

Compensation of the Chief Executive Officer

      In general, Mr. Paulson’s compensation was determined in the manner described above that was applicable to all other participants in the Partner Compensation Plan, except that in considering Mr. Paulson’s compensation, the Compensation Committee also considered an internally prepared analysis of Chief Executive Officer compensation at certain of Fortune Magazine’s list of America’s 50 largest corporations.* Mr. Paulson’s base salary for fiscal 2001 was set at $600,000 per annum, the same base salary provided to each other participant in the Partner Compensation Plan. In determining the amount to be allocated to Mr. Paulson from the bonus pool under the Partner Compensation Plan, the Compensation Committee considered our performance for fiscal 2001 in light of the operating environment, Mr. Paulson’s individual contribution to that performance and competitive compensation practices.

      External factors in 2001 created an unusually challenging business environment. A U.S. recession combined with the September 11 terrorist attack significantly eroded business and consumer confidence and negatively impacted year-over-year financial performance. Nevertheless, Goldman Sachs, under Mr. Paulson’s leadership, performed admirably. Goldman Sachs’ net earnings were over $2.3 billion and its fully diluted earnings per share were $4.26. Moreover, Goldman Sachs’ return on tangible shareholders’ equity was 17.8% and Goldman Sachs’ total shareholder return (assuming the reinvestment of dividends) was 9.8%. Neither Mr. Paulson nor anyone else at Goldman Sachs can control the environment in which Goldman Sachs operates. What Mr. Paulson and the other senior executives at Goldman Sachs can control is how the firm navigates the difficulties presented by external forces. In this regard, Mr. Paulson performed in an exemplary manner by continuing to provide leadership and vision, to develop and articulate the strategic direction of Goldman Sachs and to foster an environment in which his senior management team can support and execute the strategy he articulated. Finally, in considering

*	The corporations included in this analysis were: Exxon Mobil Corporation, Wal-Mart Stores, Inc., General Motors Corporation, Ford Motor Company, General Electric Company, Citigroup, Inc., Enron Corp., International Business Machines Corporation, AT&T Corp., Verizon Communications Inc., Philip Morris Companies Inc., J.P. Morgan Chase & Co., Bank of America Corporation, SBC Communications, Inc., The Boeing Company, Texaco Inc. (currently a wholly-owned subsidiary of ChevronTexaco Corporation), Duke Energy Corporation, The Kroger Company, Hewlett-Packard Company, Chevron Corporation (currently known as ChevronTexaco Corporation), American International Group, Inc., The Home Depot, Inc., Morgan Stanley Dean Witter & Co., Merrill Lynch & Co., Inc., Federal National Mortgage Association, Compaq Computer Corporation, Lucent Technologies Inc., Sears, Roebuck and Co., Merck & Co., Inc., The Procter & Gamble Company, WorldCom, Inc., Motorola, Inc., McKesson HBOC, Inc. (currently known as McKesson Corporation), Kmart Corporation, Target Corporation, Albertson’s, Inc., USX Corporation (known as Marathon Oil Corporation after the spin-off of United States Steel Corporation on December 31, 2001), Berkshire Hathaway Inc., Intel Corporation, J.C. Penney Company, Inc., Conoco Inc., Costco Wholesale Corporation, Safeway Inc., MetLife, Inc., Dell Computer Corporation, Ingram Micro Inc. and Federal Home Loan Mortgage Corporation. Of these corporations, the following are included in the S&P Financial Index: J.P. Morgan Chase & Co., Bank of America Corporation, American International Group, Inc., Morgan Stanley Dean Witter & Co., Merrill Lynch & Co., Inc., Federal National Mortgage Association, MetLife, Inc. and Federal Home Loan Mortgage Corporation.

competitive compensation practices with respect to Mr. Paulson’s total compensation, the Compensation Committee paid particular attention to the internally prepared analyses of compensation practices at certain competitor companies described above under “Competitive Compensation Considerations”, and sought to assure that Mr. Paulson’s total compensation was appropriate relative to the total compensation paid to the chief executive officers of those competitors in light of relative return on shareholders’ equity, total shareholder return, diluted earnings-per-share and stock price performance.

      As discussed above, fiscal 2001 presented a difficult environment that had a negative impact on Goldman Sachs’ financial performance. As a result, the bonus pool under the Partnership Compensation Plan, which is a determinative factor in the ultimate level of Mr. Paulson’s total compensation, was smaller in fiscal 2001 than it was in fiscal 2000. Accordingly, notwithstanding the Compensation Committee’s determination that Mr. Paulson had performed admirably in fiscal 2001, Mr. Paulson’s total compensation for fiscal 2001 was negatively affected.

Deductibility of Compensation

      Section 162(m) of the Internal Revenue Code of 1986 places a limit on the tax deduction for compensation in excess of $1 million paid to certain “covered employees” of a publicly held corporation (generally the corporation’s chief executive officer and its next four most highly compensated executive officers in the year that the compensation is paid). Pursuant to a transition rule in the regulations promulgated under section 162(m) that applies to companies, such as Goldman Sachs, that become subject to section 162(m) by reason of becoming publicly held, the deductibility of Goldman Sachs’ compensation payments currently is not subject to the limitations of section 162(m), and Goldman Sachs does not expect to be subject to such limitations until Goldman Sachs’ fiscal year ending November 28, 2003. Under current law, compensation paid to “covered employees” on or after the date on which Goldman Sachs becomes subject to section 162(m) in respect of Options granted in 2001 will not count toward the section 162(m) deductible compensation limit.

Conclusion

      The Partner Compensation Plan, together with Goldman Sachs’ equity-based award program, was designed to link the compensation of Goldman Sachs’ senior executives with the performance of Goldman Sachs in order to reinforce the alignment of employee and shareholder interests. It also was intended to provide the flexibility necessary to attract and retain those senior executives who management believes are vital to the continued success of Goldman Sachs, and to provide compensation that is comparable with the compensation paid by Goldman Sachs’ closest competitors for senior executives. We believe that the Partner Compensation Plan, together with Goldman Sachs’ equity-based award program, again met these objectives in fiscal 2001.

Compensation Committee:
James A. Johnson, Chairman
Lord Browne of Madingley
John H. Bryan
Dr. Ruth J. Simmons

Stock Price Performance Graph

      The following graph compares the performance of an investment in Common Stock from May 3, 1999, the date of our initial public offering,* through November 30, 2001, with the S&P 500 Index and with the S&P Financial Index. The graph assumes $100 was invested on May 3, 1999 in each of the Common Stock, the S&P 500 Index and the S&P Financial Index and the reinvestment of dividends on the date of payment without payment of any commissions. Dollar amounts in the graph are rounded to the nearest whole dollar. The performance shown in the graph represents past performance and should not be considered an indication of future performance.

*	The graph is based on an initial stock price of $53 per share, the price at which the Common Stock was offered in our initial public offering; the last sale price on the NYSE on the first day of trading was $70.375.

Report of the Audit Committee

      The Audit Committee’s purpose is to assist the Board of Directors in its oversight of Goldman Sachs’ internal controls and financial statements and the audit process. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent”, as required by applicable listing standards of the NYSE. The Committee operates pursuant to a Charter that was last amended and restated by the Board on January 23, 2001 and was included in the proxy statement for the 2001 Annual Meeting of Shareholders.

      Management is responsible for the preparation, presentation and integrity of Goldman Sachs’ financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

      In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Committee has also considered whether the provision of information technology consulting services relating to financial information systems design and implementation and other non-audit services by the independent auditors is compatible with maintaining the auditors’ independence and has discussed with the auditors the auditors’ independence.

      Based on the reports and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Committee referred to below and in the Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended November 30, 2001.

      The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of Goldman Sachs’ financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that PricewaterhouseCoopers LLP is in fact “independent”.

Audit Committee:

Lord Browne of Madingley, Chairman
John H. Bryan
Dr. Morris Chang
James A. Johnson
Margaret C. Whitman

Beneficial Ownership of Directors and Executive Officers

      The following table contains certain information regarding beneficial ownership of Common Stock by each director and each Named Executive Officer as well as by all directors, Named Executive Officers and other current executive officers as a group. All share information is provided as of the close of business on January 31, 2002.

Number of Shares of
Common Stock
Beneficially Owned(a)(b)

Henry M. Paulson, Jr.(c)	3,997,960
John A. Thain(c)	3,159,375
John L. Thornton(c)	3,109,613
Robert J. Hurst(c)	2,969,278
David A. Viniar(c)	1,344,218
Lord Browne of Madingley	15,245
John H. Bryan	21,535
Morris Chang(d)	29,000
James A. Johnson	21,245
Ruth J. Simmons	18,482
Margaret C. Whitman(e)	19,320
All Directors, Named Executive Officers and other executive officers as a group (16 persons)(f)	21,364,604

(a)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days. In light of the nature of fully vested RSUs and fully vested stock options, we have also included in this table shares of Common Stock underlying fully vested RSUs and fully vested stock options. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days (as well as the shares of Common Stock underlying fully vested RSUs and fully vested stock options) are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

The shares of Common Stock underlying fully vested RSUs included in the table are as follows: Mr. Paulson — 108,973; Mr. Thain — 92,880; Mr. Thornton — 92,880; Mr. Hurst — 81,264; Mr. Viniar — 48,472; Lord Browne — 8,710; Mr. Bryan — 6,482; Dr. Chang — 3,000; Mr. Johnson — 6,710; Dr. Simmons — 6,482; Ms. Whitman — 4,470; and all directors, Named Executive Officers and other executive officers as a group — 672,891. The shares of Common Stock underlying fully vested stock options granted to the executive officers and Non-Employee Directors included in the table are as follows: Mr. Paulson — 55,269; Mr. Thain — 47,344; Mr. Thornton — 47,344; Mr. Hurst — 37,399; Mr. Viniar — 24,968; Lord Browne — 6,000; Mr. Bryan — 12,000; Dr. Chang — 6,000; Mr. Johnson — 12,000; Dr. Simmons — 12,000; Ms. Whitman — 3,000; and all directors, Named Executive Officers and other executive officers as a group — 357,052.

(b)	Except as discussed in footnotes (c), (e) and (f) below, all directors, Named Executive Officers and other executive officers have sole voting power and sole dispositive power over all shares of Common Stock beneficially owned by them. No individual director, Named Executive Officer or other executive officer beneficially owned in excess of 1% of the outstanding Common Stock. The group consisting of all directors, Named Executive Officers and other executive officers beneficially owned approximately 4.50% of the outstanding Common Stock (4.28% not including fully vested RSUs and fully vested stock options).

(c)	Excludes any shares of Common Stock subject to the Shareholders’ Agreement that are owned by other parties to the Shareholders’ Agreement. While each of Messrs. Paulson, Thain, Thornton, Hurst and Viniar is a party to the Shareholders’ Agreement, and each of Messrs. Paulson, Thain, Thornton and Hurst is a member of the Shareholders’ Committee, each disclaims beneficial ownership of the shares of Common Stock subject to the Shareholders’ Agreement, other than those specified above for each such person individually. See “Introduction — Voting Arrangements” for a discussion of the Shareholders’ Agreement.

Includes shares of Common Stock beneficially owned by certain estate planning vehicles of our Named Executive Officers, as follows: Mr. Paulson — 200,000; Mr. Thain — 575,000; Mr. Hurst — 600,000; and Mr. Viniar — 150,000.

Includes shares of Common Stock beneficially owned by the private charitable foundations of certain of our Named Executive Officers, as follows: Mr. Thain — 126,990; Mr. Thornton — 86,303; Mr. Hurst — 52,717; and Mr. Viniar — 31,077. Each Named Executive Officer disclaims beneficial ownership of these shares.

(d)	Dr. Chang became a director on December 1, 2001, and therefore did not serve as a director during fiscal 2001.

(e)	Includes 11,850 shares of Common Stock held through a trust of which Ms. Whitman and her spouse are co-trustees.

(f)	Each executive officer is a party to the Shareholders’ Agreement and each disclaims beneficial ownership of the shares of Common Stock subject to the Shareholders’ Agreement that are owned by other parties to the Shareholders’ Agreement. See “Introduction — Voting Arrangements” for a discussion of the Shareholders’ Agreement.

Includes an aggregate of 2,772,407 shares of Common Stock beneficially owned by the estate planning vehicles of certain of our executive officers.

Includes an aggregate of 347,901 shares of Common Stock beneficially owned by the private charitable foundations of certain of our current executive officers. Each such executive officer disclaims beneficial ownership of these shares.

Includes an aggregate of 38,800 shares of Common Stock beneficially owned by certain executive officers through the DCP Trust.

Beneficial Owners of More Than Five Percent

      Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as of January 31, 2002, the only persons known by us to be beneficial owners of more than 5% of our Common Stock were as follows:

	Number of Shares
	of Common Stock	Percent
Name and Address of Beneficial Owner	Beneficially Owned	of Class

Parties to Shareholders’ Agreement c/o The Goldman Sachs Group, Inc. 85 Broad Street New York, New York 10004	233,495,835(a )	49.13%

(a)	Each person party to the Shareholders’ Agreement disclaims beneficial ownership of the shares subject to the Shareholders’ Agreement held by any other party to the agreement. As of January 31, 2002, 231,315,901 of the shares of Common Stock that are held by parties to the Shareholders’ Agreement are subject to the Shareholders’ Agreement. See “Introduction — Voting Arrangements”. See “Certain Relationships and Related Transactions” for information about shares of Common Stock previously owned by SMBC Capital Markets, Inc. and Kamehameha Activities Association.

Certain Relationships and Related Transactions

      We have established private investment funds in order to permit our employees to participate in our merchant banking, venture capital and other similar funds and investments. Many of our employees, their spouses or entities owned or controlled by the employees have invested in these funds. With respect to some of the funds that had been offered in fiscal 2000, Goldman Sachs continued to provide “leverage” in fiscal 2001 as a result of having invested in securities with a fixed return issued by these funds; for executive officers, their spouses and entities owned or controlled by them, the leverage was limited to up to a one times basis, with an aggregate limit of $500,000 for their investments in each such fund or related group of funds. Distributions (which reflect investments made over several years) of greater than $60,000 in fiscal 2001 from certain of these funds to our directors, fiscal 2001 executive officers or those persons or entities affiliated with them were as follows: Mr. Paulson — $5,169,641; Mr. Hurst — $1,574,529; Gregory K. Palm (Executive Vice President and General Counsel) — $247,812; and Barry L. Zubrow (Executive Vice President and Chief Administrative Officer) — $139,872. Affiliates of Goldman Sachs generally bear overhead and administrative expenses for, and may provide certain other services free of charge to, certain of the funds. In addition, certain of our directors and executive officers from time to time invest their personal funds directly in other funds managed by Goldman Sachs on the same terms and with the same conditions as the other outside investors in these funds, who are not our directors, executive officers or employees.

      Goldman Sachs, in the ordinary course of business, maintains margin accounts for certain of its directors and executive officers. Any credit extended to any director or executive officer pursuant to his or her margin account was made on substantially the same terms, including interest and collateral, as those generally prevailing at the time for comparable third-party extensions of credit, and did not involve more than the usual risk of collectibility or present unfavorable terms.

      Pursuant to the tax indemnification agreement that was entered into among Goldman Sachs and certain former limited partners of Group LP at the time of Goldman Sachs’ initial public offering in 1999, Goldman Sachs provided interest-free advances of greater than $60,000 during fiscal 2001 to certain directors and fiscal 2001 executive officers with respect to the payment of taxes that will be offset by future tax benefits, as follows: Mr. Paulson — $163,859;

Mr. Thain — $124,019; Mr. Thornton — $82,889; Mr. Hurst — $138,412; Mr. Viniar — $61,748; Mr. Palm — $75,298; Mr. Zubrow — $82,889; and Leslie Tortora (Executive Vice President and Co-Chief Information Officer during fiscal 2001) — $61,748.

      On January 7, 2002, each of SMBC Capital Markets, Inc. and Kamehameha Activities Association sold their remaining shares of Common Stock of Goldman Sachs (8,670,527 shares and 5,455,197 shares, respectively) in an underwritten public offering managed by GS&Co., at an initial price to the public of $93.00 per share and with an underwriting discount of $1.395 per share. Prior to January 7, 2002, each of SMBC Capital Markets, Inc. and Kamehameha Activities Association was a party to a voting agreement with Goldman Sachs and may have been deemed to beneficially own the shares of Common Stock held by each other and the parties to the Shareholders’ Agreement. On May 1, 2001, Kamehameha Activities Association sold 4,032,513 shares of Common Stock in an underwritten public offering managed by GS&Co., at an initial price to the public of $91.00 per share and with an underwriting discount of $1.365 per share. On September 26, 2001, SMBC Capital Markets, Inc. sold 6,073,083 shares of Common Stock in an underwritten public offering managed by GS&Co., at an initial price to the public of $68.25 per share and with an underwriting discount of $1.02 per share.

      Kamehameha Activities Association and SMBC Capital Markets, Inc. in the ordinary course of business enter into derivative contracts and other transactions with Goldman Sachs. These contracts and other transactions are negotiated on an arm’s-length basis and contain customary terms and conditions. In addition, Kamehameha Activities Association in the ordinary course of business is an investor in a number of Goldman Sachs’ merchant banking funds, which are also negotiated on an arm’s-length basis and contain customary terms and conditions.

Item 2.  Ratification of Selection of Independent Auditors

      At the recommendation of the Audit Committee of the Board of Directors, PricewaterhouseCoopers LLP have been selected by the Board of Directors as our independent auditors for our fiscal year ending November 29, 2002. We are submitting our selection of independent auditors for shareholder ratification at the Annual Meeting.

      A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions from shareholders.

      Our By-laws do not require that the shareholders ratify the selection of PricewaterhouseCoopers LLP as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If the shareholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may retain such independent auditors. Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year if they determine that such a change would be in the best interests of Goldman Sachs and its shareholders.

Audit Fees

      The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of Goldman Sachs’ annual financial statements for the fiscal year ended November 30, 2001 and for the reviews of the financial statements included in Goldman Sachs’ Quarterly Reports on Form 10-Q for that fiscal year were $12.4 million.

Financial Information Systems Design and Implementation Fees

      PricewaterhouseCoopers LLP billed no fees for professional services rendered to Goldman Sachs for information technology services relating to financial information systems design and implementation for the fiscal year ended November 30, 2001.

All Other Fees

      The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to Goldman Sachs, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees”, for the fiscal year ended November 30, 2001 were $17.1 million. Included in this amount are fees related to other audit, accounting and tax advisory services of $7.9 million.

Other Fees Paid by Managed Funds

      In addition to the fees described above, certain merchant banking, venture capital and similar funds managed by Goldman Sachs utilize PricewaterhouseCoopers LLP to provide audit and other services and pay fees in connection therewith. The aggregate fees paid by these funds to PricewaterhouseCoopers LLP for the year ended December 31, 2001 were $6.9 million for audit services; $2.4 million for tax and other audit services and $0.9 million for consulting services.

Directors’ Recommendation

      The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the current year. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment.

Item 3.  Shareholder Proposal

      In accordance with the rules of the Securities and Exchange Commission, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent, for which Goldman Sachs and the Board of Directors accept no responsibility. The shareholder proposal is required to be voted upon at the Annual Meeting only if properly presented at the Annual Meeting by the shareholder proponent. As explained below, the Board of Directors recommends that you vote AGAINST the shareholder proposal.

      Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C., owner of 200 shares of Common Stock, is the proponent of the following shareholder proposal. Ms. Davis has informed us that she intends to present the proposal and related supporting statement at the Annual Meeting:

RESOLVED: “That the stockholders of the Goldman Sachs Group recommend that the Board of Directors take the necessary steps to instate the election of directors ANNUALLY, instead of the stagger system which was recently adopted.”

REASONS: “The great majority of New York Stock Exchange listed corporations elect all their directors each year.”

“This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board.”

“Last year the owners of 60,618,343 shares, representing approximately 15% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

Directors’ Recommendation

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

      The Board of Directors opposes this proposal, which the shareholder proponent also submitted at the 2001 Annual Meeting of Shareholders (where it was defeated by a vote of approximately 85% of the votes cast), because it believes that electing directors for staggered, three-year terms ensures that a majority of directors will always be familiar with Goldman Sachs’

complex, global businesses. Staggered elections enable the directors to gain, over time, greater familiarity with these businesses. This knowledge assists the directors in fulfilling their duties to our shareholders. Staggered terms also give new directors an opportunity to gain knowledge about our businesses from continuing directors. If all directors were elected annually, a majority of directors could be replaced each year, which could result in directors who are unfamiliar with Goldman Sachs and our businesses. This could jeopardize our long-term strategies and growth plans.

      Electing directors to three-year terms does not reduce their accountability to our shareholders. All directors have the same duties to our shareholders regardless of their term. Our directors’ stock-based compensation program fosters accountability by aligning the directors’ own interests with the interests of all of our shareholders. A substantial portion of all directors’ compensation is equity-based, in the form of RSUs and Options. This long-term, equity-based compensation provides a continuing incentive to the directors to promote Goldman Sachs’ long-term success.

      The Board of Directors recommends a vote AGAINST this shareholder proposal. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted AGAINST this shareholder proposal.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the Securities and Exchange Commission. Such directors, executive officers and 10% shareholders are also required to furnish us with copies of all Section 16(a) reports they file.

      Based solely on a review of the copies of such reports we received, and on written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and 10% shareholders were complied with during fiscal 2001.

Incorporation by Reference

      To the extent that this Proxy Statement is incorporated by reference into any other filing by Goldman Sachs under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Report of the Compensation Committee on Executive Compensation”, “Report of the Audit Committee” (to the extent permitted by the rules of the Securities and Exchange Commission) and “Stock Price Performance Graph” will not be deemed incorporated, unless specifically provided otherwise in such filing.

Other Matters

      At the date hereof, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Shareholder Proposals for 2003 Annual Meeting

      Shareholders who, in accordance with the Securities and Exchange Commission’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2003 Annual Meeting must submit their proposals to our Secretary on or before October 24, 2002. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

      In accordance with our By-laws, in order to be properly brought before the 2003 Annual Meeting, a shareholder’s notice of the matter the shareholder wishes to present must be delivered to the Secretary of Goldman Sachs at 85 Broad Street, New York, New York 10004, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our By-laws (and not pursuant to the Securities and Exchange Commission’s Rule 14a-8) must be received no earlier than December 6, 2002 and no later than January 5, 2003.

Important Notice Regarding Delivery of Shareholder Documents

      In accordance with a notice sent to certain street name shareholders of Common Stock who share a single address, only one copy of this Proxy Statement and our 2001 Annual Report is being sent to that address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding”, is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of this Proxy Statement or our 2001 Annual Report, he or she may contact our Assistant Secretary at One New York Plaza, 37th Floor, New York, New York 10004, telephone: 212-902-5738, e-mail: james.mchugh@gs.com, and we will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact the Assistant Secretary using the above contact information if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual report and proxy statement, you may request householding in the future by contacting the Assistant Secretary.

VOTING BY TELEPHONE OR VIA THE INTERNET

      Provision has been made for you to vote your shares of Common Stock by telephone or via the Internet. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods.

      Votes submitted by telephone or via the Internet must be received by 5:00 p.m., New York City time, on April 4, 2002. Submitting your vote by telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

      The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with the requirements of applicable law. Shareholders voting via the Internet and by telephone should understand that there may be costs associated with voting in these manners, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

By Order of the Board of Directors,

James B. McHugh
Assistant Secretary

New York, New York

Dated: February 21, 2002

Please mark your votes as indicated in this example

The Board of Directors recommends a vote FOR proposals (1) and (2) regarding:	The Board Recommends
(1) The election to the Board of Directors of the 3 nominees named below:	FOR all nominees listed		WITHHOLD authority to vote for all nominees listed

01 John H. Bryan 02 Robert J. Hurst 03 Henry M. Paulson, Jr.

	FOR	AGAINST	ABSTAIN

(2) Ratification of the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent auditors for the 2002 fiscal year.

Instruction: To withhold authority to vote for one or more individual nominees, write the name(s) of such person(s) here:

The Board of Directors recommends a vote AGAINST shareholder proposal (3) regarding:	FOR	The Board Recommends AGAINST	ABSTAIN

(3) Annual election of all Directors to the Board of Directors.

In their discretion, the proxies named on the front of this card are authorized to vote upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof, and for the election of a person to serve as director if any of the above nominees are unable to serve.

I consent to future access of the Annual Reports, Proxy Statements, Prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareholder meetings until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, New Jersey, and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.

IMPORTANT: Please sign this proxy card exactly as your name or names appears elsewhere on this card. Joint tenants should each sign. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give your full title as such. If the signature is by a corporation, a duly authorized officer of the corporation should sign in full the corporate name. If the signature is by a partnership, a partner should sign the full partnership name.

HAS YOUR ADDRESS CHANGED?

If it has, please indicate your new address below:

Signature	Date

IMPORTANT: Please sign this proxy card exactly as your name appears elsewhere on this card.

- FOLD AND DETACH HERE -

VOTE BY TELEPHONE OR INTERNET
QUICK *** EASY *** IMMEDIATE

YOUR VOTE IS VERY IMPORTANT TO US AND TO OUR OTHER SHAREHOLDERS.
YOU MAY CAST YOUR VOTE IN ANY ONE OF THE THREE FOLLOWING WAYS:

Your control number for telephone or Internet voting is located in the box in the lower right hand corner of this form.

VOTE BY TELEPHONE

TOLL–FREE 1-800-435-6710

•	Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on April 4, 2002.

•	You will be prompted to enter the control number listed below.

•	Follow the simple instructions.

OR

VOTE BY INTERNET

http://www.eproxy.com/gs

•	Use the Internet to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on April 4, 2002.

•	You must enter your control number listed below.

•	Follow the simple instructions.

OR

VOTE BY MAIL

•	Mark, properly sign and date this proxy.

•	Return this proxy in the accompanying envelope.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner and to the same extent as if you marked, signed and returned this proxy by mail.

IF YOU VOTE BY TELEPHONE OR INTERNET,
PLEASE DO NOT MAIL THIS PROXY.

2002
PROXY

THE GOLDMAN SACHS GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE 2002 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 5, 2002

The undersigned hereby appoints Henry M. Paulson, Jr., Robert J. Hurst, John A. Thain and John L. Thornton, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of Common Stock of The Goldman Sachs Group, Inc. (the “Company”) held of record by the undersigned on February 4, 2002, at the 2002 Annual Meeting of Shareholders to be held on April 5, 2002 and at any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment or postponement thereof. Receipt of the Notice of the 2002 Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you. If you do not give any direction, this Proxy will be voted “FOR” Proposals (1) and (2), “AGAINST” Proposal (3) and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

In order for your vote to be submitted by proxy, you must (i) properly complete the telephone or Internet voting instructions or (ii) properly complete and return this proxy in order that in either case, your vote is received no later than 5:00 p.m. New York City time on April 4, 2002. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

(continued on reverse side)

- FOLD AND DETACH HERE -

Please mark your votes as indicated in this example

The Board of Directors recommends a vote FOR proposals (1) and (2) regarding:	The Board Recommends
(1) The election to the Board of Directors of the 3 nominees named below:	FOR all nominees listed		WITHHOLD authority to vote for all nominees listed

01 John H. Bryan 02 Robert J. Hurst 03 Henry M. Paulson, Jr.

	FOR	AGAINST	ABSTAIN

(2) Ratification of the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent auditors for the 2002 fiscal year.

Instruction: To withhold authority to vote for one or more individual nominees, write the name(s) of such person(s) here:

The Board of Directors recommends a vote AGAINST shareholder proposal (3) regarding:	FOR	The Board Recommends AGAINST	ABSTAIN

(3) Annual election of all Directors to the Board of Directors.

I consent to future access of the Annual Reports, Proxy Statements, Prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareholder meetings until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, New Jersey, and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.

IMPORTANT: Please sign this form exactly as your name or names appears elsewhere on this form.

HAS YOUR ADDRESS CHANGED?

If it has, please indicate your new address below:

Signature	Date

IMPORTANT: Please sign this form exactly as your name appears elsewhere on this form.

- FOLD AND DETACH HERE -

VOTE BY TELEPHONE OR INTERNET
QUICK *** EASY *** IMMEDIATE

YOUR VOTE IS VERY IMPORTANT TO US AND TO OUR OTHER SHAREHOLDERS.
YOU MAY CAST YOUR VOTE IN ANY ONE OF THE THREE FOLLOWING WAYS:

Your control number for telephone or Internet voting is located in the box in the lower right hand corner of this form.

VOTE BY TELEPHONE

TOLL–FREE 1-800-435-6710

•	Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on April 3, 2002.

•	You will be prompted to enter the control number listed below.

•	Follow the simple instructions.

OR

VOTE BY INTERNET

http://www.eproxy.com/gsf

•	Use the Internet to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on April 3, 2002.

•	You must enter your control number listed below.

•	Follow the simple instructions.

OR

VOTE BY MAIL

•	Mark, properly sign and date this form.

•	Return this form in the accompanying envelope.

Your telephone or Internet vote authorizes the named Trustee to vote your shares in the same manner and to the same extent as if you marked, signed and returned this form by mail.

IF YOU VOTE BY TELEPHONE OR INTERNET,
PLEASE DO NOT MAIL THIS FORM.

THE GOLDMAN SACHS GROUP, INC.

THIS VOTING INSTRUCTION FORM IS BEING PROVIDED TO YOU ON BEHALF OF THE
BOARD OF DIRECTORS FOR THE 2002 ANNUAL MEETING OF SHAREHOLDERS TO
BE HELD ON APRIL 5, 2002

The undersigned hereby authorizes and directs State Street Bank and Trust Company, Trustee of the Goldman Sachs Stock Fund under the Goldman, Sachs & Co. Employees’ Profit Sharing Retirement Income Plan (the “Plan”), to vote in person or by proxy all shares credited to may account as of the February 4, 2002 record date, at the 2002 Annual Meeting of Shareholders to be held on April 5, 2002, or at any adjournments or postponements thereof.

You must indicate how the shares allocated to your account are to be voted by the Trustee by checking the boxes on the reverse side of this form. Unless you otherwise indicate, your shares will be voted in the same proportion as the shares held under the Plan for which instructions are received.

Your voting instructions must be received no later than 5:00 P.M. New York City time on April 3, 2002 in order for the Trustee to vote your shares.

(continued on reverse side)

- FOLD AND DETACH HERE -

Please mark your votes as indicated in this example

The Board of Directors recommends a vote FOR proposals (1) and (2) regarding:	The Board Recommends
(1) The election to the Board of Directors of the 3 nominees named below:	FOR all nominees listed		WITHHOLD authority to vote for all nominees listed

01 John H. Bryan 02 Robert J. Hurst 03 Henry M. Paulson, Jr.

	FOR	AGAINST	ABSTAIN

(2) Ratification of the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent auditors for the 2002 fiscal year.

Instruction: To withhold authority to vote for one or more individual nominees, write the name(s) of such person(s) here:

The Board of Directors recommends a vote AGAINST shareholder proposal (3) regarding:	FOR	The Board Recommends AGAINST	ABSTAIN

(3) Annual election of all Directors to the Board of Directors.

THE UNDERSIGNED HEREBY CASTS HIS OR HER VOTE IN THE PRELIMINARY VOTE OF SHARES OF COMMON STOCK OF THE GOLDMAN SACHS GROUP, INC. BENEFICIALLY HELD BY THE UNDERSIGNED AND SUBJECT TO THE SHAREHOLDERS' AGREEMENT EXCEPT SHARES HELD THROUGH THE GOLDMAN SACHS DEFINED CONTRIBUTION PLAN TRUST.

HAS YOUR ADDRESS CHANGED?

If it has, please indicate your new address below:

Signature	Date

IMPORTANT: Please sign this ballot card exactly as your name appears elsewhere on this ballot.

- FOLD AND DETACH HERE -

VOTE BY TELEPHONE OR INTERNET
QUICK *** EASY *** IMMEDIATE

YOUR VOTE IS VERY IMPORTANT TO US AND TO OUR OTHER SHAREHOLDERS.
YOU MAY CAST YOUR VOTE IN ANY ONE OF THE THREE FOLLOWING WAYS:

Your control number for telephone or Internet voting is located in the box in the lower right hand corner of this form.

VOTE BY TELEPHONE

TOLL–FREE 1-800-435-6710

•	Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 27, 2002.

•	You will be prompted to enter the control number listed below.

•	Follow the simple instructions.

OR

VOTE BY INTERNET

http://www.eproxy.com/goldman

•	Use the Internet to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 27, 2002.

•	You must enter your control number listed below.

•	Follow the simple instructions.

OR

VOTE BY MAIL

•	Mark, properly sign and date this ballot.

•	Return this ballot in the accompanying envelope.

IF YOU VOTE BY TELEPHONE OR INTERNET,
PLEASE DO NOT MAIL THIS BALLOT.

THE GOLDMAN SACHS GROUP, INC.

BALLOT FOR THE PRELIMINARY VOTE OF SHARES OF COMMON STOCK SUBJECT
TO THE SHAREHOLDERS’ AGREEMENT, TO BE CAST IN CONNECTION WITH
THE 2002 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 5, 2002

The ballot relates to the 2002 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. (the “Company”) and covers all shares of Common Stock beneficially owned by you and held at The Chase Manhattan Bank and subject to that certain Shareholders’ Agreement, dated May 7, 1999, to which you are a party. This ballot does not pertain to shares of Common Stock that you may beneficially own that are subject to the Shareholders’ Agreement and held in The Goldman Sachs Defined Contribution Plan Trust; any such shares are covered by a separate ballot that will be sent to you if applicable.

In order for your vote to be counted, you must (i) properly complete the telephone or Internet voting instructions or (ii) properly complete and return this form in order that in either case, your vote is received no later than 5:00 p.m. New York City time on March 27, 2002. If you sign and return this ballot but do not give any direction, your ballot will be voted “FOR” Proposals (1) and (2) and “AGAINST” Proposal (3).

(continued on reverse side)

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Please mark your votes as indicated in this example

The Board of Directors recommends a vote FOR proposals (1) and (2) regarding:	The Board Recommends
(1) The election to the Board of Directors of the 3 nominees named below:	FOR all nominees listed		WITHHOLD authority to vote for all nominees listed

01 John H. Bryan 02 Robert J. Hurst 03 Henry M. Paulson, Jr.

	FOR	AGAINST	ABSTAIN

(2) Ratification of the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent auditors for the 2002 fiscal year.

Instruction: To withhold authority to vote for one or more individual nominees, write the name(s) of such person(s) here:

The Board of Directors recommends a vote AGAINST shareholder proposal (3) regarding:	FOR	The Board Recommends AGAINST	ABSTAIN

(3) Annual election of all Directors to the Board of Directors.

THE UNDERSIGNED HEREBY CASTS HIS OR HER VOTE IN THE PRELIMINARY VOTE OF SHARES OF COMMON STOCK OF THE GOLDMAN SACHS GROUP, INC. BENEFICIALLY HELD BY THE UNDERSIGNED THROUGH THE GOLDMAN SACHS DEFINED CONTRIBUTION PLAN TRUST AND SUBJECT TO THE SHAREHOLDERS’ AGREEMENT.

HAS YOUR ADDRESS CHANGED?

If it has, please indicate your new address below:

Signature	Date

IMPORTANT: Please sign this ballot exactly as your name appears elsewhere on this ballot.

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VOTE BY TELEPHONE OR INTERNET
QUICK *** EASY *** IMMEDIATE

YOUR VOTE IS VERY IMPORTANT TO US AND TO OUR OTHER SHAREHOLDERS.
YOU MAY CAST YOUR VOTE IN ANY ONE OF THE THREE FOLLOWING WAYS:

Your control number for telephone or Internet voting is located in the box in the lower right hand corner of this form.

VOTE BY TELEPHONE

TOLL–FREE 1-800-435-6710

•	Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 27, 2002.

•	You will be prompted to enter the control number listed below.

•	Follow the simple instructions.

OR

VOTE BY INTERNET

http://www.eproxy.com/dcp

•	Use the Internet to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 27, 2002.

•	You must enter your control number listed below.

•	Follow the simple instructions.

OR

VOTE BY MAIL

•	Mark, properly sign and date this ballot.

•	Return this ballot in the accompanying envelope.

IF YOU VOTE BY TELEPHONE OR INTERNET,
PLEASE DO NOT MAIL THIS BALLOT.

THE GOLDMAN SACHS GROUP, INC.

BALLOT FOR THE PRELIMINARY VOTE OF SHARES OF COMMON STOCK HELD
BY THE DCP TRUST AND SUBJECT TO THE SHAREHOLDERS’ AGREEMENT,
TO BE CAST IN CONNECTION WITH THE 2002 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 5, 2002

This ballot relates to the 2002 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. (the “Company”) and covers all shares of Common Stock that you beneficially own and which are held by The Goldman Sachs Defined Contribution Plan Trust and subject to that certain Shareholders’ Agreement, dated May 7, 1999, to which you are a party. This ballot does not pertain to shares of Common Stock that you may beneficially own that are subject to the Shareholders’ Agreement but that are not held in The Goldman Sachs Defined Contribution Plan Trust; any such shares are covered by a separate ballot that will be sent to you if applicable.

In order for your vote to be counted, you must (i) properly complete the telephone or Internet voting instructions or (ii) properly complete and return this form in order that in either case, your vote is received no later than 5:00 p.m. New York City time on March 27, 2002. If you sign and return this ballot but do not give any direction, your ballot will be voted “FOR” Proposals (1) and (2) and “AGAINST” Proposal (3).

(continued on reverse side)

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E-MAIL FROM JAMES McHUGH TO CURRENT MANAGING DIRECTORS

         As you know, each Managing Director is a party to the Shareholders’ Agreement, which contains provisions with respect to voting certain shares of GS common stock (“Covered Shares”) acquired by the Managing Directors from the firm. Covered Shares include GS shares acquired in exchange for partnership interests as part of the IPO and GS shares acquired as a result of the IPO award or as compensation (including shares converted from restricted stock units and shares held in the Defined Contribution Plan), but do not include GS shares purchased by the Managing Directors in the secondary market or held through the Retirement Plan.

         Covered Shares owned by Managing Directors are eligible to be voted by ballot in a preliminary vote to be held prior to the GS Annual Shareholders’ Meeting (which meeting is scheduled to be held on April 5, 2002). Each Managing Director who held eligible Covered Shares on February 4, 2002 (the record date) will receive at his or her office proxy material, including instructions on how to participate in the preliminary vote by mail, internet or telephone; we anticipate sending this material on or about February 21. If you wish us to send an additional set of this material to you at another address (e.g., your home), please let us know as soon as possible. If you are entitled to participate in the preliminary vote and have not received your proxy material by March 1, 2002, please contact Carol Gordon in the New York Legal Department (212-902-1451).

         The preliminary vote will close on March 27th at 5:00 p.m.; any votes received after that time will not be counted in the preliminary vote. All Covered Shares ——whether or not voted in the preliminary vote ——will be voted at the Annual Shareholders’ Meeting in accordance with the results of the preliminary vote. If a Managing Director owns Covered Shares through the Defined Contribution Plan as well as directly, he or she will receive with the proxy material a separate ballot with respect to the voting of those shares in the preliminary vote. Generally, Covered Shares that have been transferred by a Managing Director to a U.S. estate planning vehicle will not participate in the preliminary vote, but will be voted at the Annual Shareholders’ Meeting in accordance with the results of the preliminary vote.

         If a Managing Director owned, on the record date, GS shares that are not Covered Shares, including shares held by private foundations, purchased in the open market or held through the Retirement Plan, he or she will not vote those shares in the preliminary vote but will be eligible to vote them at the Annual Shareholders’ Meeting. Proxy material with respect to such shares will be sent separately. Restricted stock units and options are not voting shares, and accordingly are not voted in the preliminary vote or at the annual meeting.

         As indicated above, Managing Directors may therefore receive more than one set of proxy material relating to the voting of their GS shares in the preliminary vote or at the Annual Shareholders’ Meeting, depending on where and how their shares are held and whether the shares are Covered Shares. The instructions in the proxy material should make it clear how such shares may be voted but, if you have any questions upon receiving the material in late February, please do not hesitate to call either Beverly O’Toole at 212-357-1584 or me at 212-902-5738.

         In connection with the Shareholders’ Agreement, we will be making periodic filings with the SEC which will represent that each party to that agreement has not, during the last five years, (i) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding been or become subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. If you have any such convictions or have been party to such a proceeding, please notify Greg Palm, Esta Stecher or me immediately. You should also notify one of us immediately if such an event occurs in the future.

E-MAIL TO EMPLOYEE SHAREHOLDERS

SUBJECT: Annual Meeting of Shareholders of the Goldman Sachs Group, Inc.

In connection with the Annual Meeting of Shareholders of The Goldman Sachs Group, Inc., we will once again be providing access to annual meeting materials (proxy statement and annual report) via e-mail to all shareholders who work at Goldman Sachs and who on February 4, 2002 (the record date for the Annual Meeting) own GS stock through the Retirement Plan’s stock fund or under equity-based awards. These shareholders will receive also, in the same e-mail, instructions on how to vote their shares electronically or by phone. Shareholders who own shares both through the Retirement Plan’s stock fund and as a result of deliveries under equity-based awards will receive two separate e-mails. Shareholders may at the time of the electronic mailing request a paper copy of the proxy statement and proxy card if they prefer. The firm will be distributing paper copies of the annual report to everyone at Goldman Sachs.

Managing Directors who are parties to the Shareholders’ Agreement are subject to different arrangements that will be communicated separately.

Each shareholder’s vote is very important to us, so if you are a shareholder and your e-mail address changes between now and the proxy mailing date (which is expected to be on or about February 21, 2002), please make sure that the GS Directory is updated by filing a Directory Change Notice as soon as possible.

The Goldman Sachs Group, Inc.
85 Broad Street
New York, New York 10004

Notice of Preliminary Vote in Connection with the
2002 Annual Meeting of Shareholders

February 21, 2002

         In accordance with the terms of the Shareholders’ Agreement, dated May 7, 1999, among The Goldman Sachs Group, Inc. (“Goldman Sachs”) and the Covered Persons listed on Appendix A thereto, a preliminary vote concerning the matters to be voted upon at the 2002 Annual Meeting of Shareholders of Goldman Sachs will be concluded on Wednesday, March 27, 2002 at 5:00 p.m., New York City time.

         The record date for the determination of shareholders entitled to vote in the preliminary vote, or any adjournments or postponements thereof, was the close of business on February 4, 2002. Additional information regarding the matters to be acted upon at the Annual Meeting with respect to which this preliminary vote is being conducted can be found in the accompanying Proxy Statement.

         You should note that, pursuant to the terms of the Shareholders’ Agreement, there are certain shares, including shares that are owned by certain U.S. estate planning vehicles, that are not entitled to vote in the preliminary vote but that are voted at the Annual Meeting in accordance with a majority of the votes cast on the matter in question by the shares that are entitled to vote and do vote in the preliminary vote. Accordingly, only the shares that you own that are entitled to vote in the preliminary vote are covered by the ballot in the enclosed envelope.

The Shareholders’ Committee Under the Shareholders’ Agreement

New York, New York

PLEASE MARK, SIGN, DATE AND RETURN YOUR BALLOT IN THE ENCLOSED
ENVELOPE OR SUBMIT YOUR VOTE BY PHONE OR THE INTERNET

M E M O R A N D U M

TO:	[Name of Trustee/Director]

CC:	[Name]

FROM:	James B. McHugh Beverly L. O’Toole

DATE:	February 21, 2002

RE:	Preliminary Vote under the Shareholders’ Agreement

         The GS shares that are owned by [entity] and were originally acquired by [name] from GS are entitled to vote in the preliminary vote under the Shareholders’ Agreement. The attached ballot covers such shares owned by this entity, and the ballot and other proxy material are being sent to you as [director/trustee] of the entity entitled to vote on behalf of the entity. We have copied [name] on this memorandum so that you can coordinate with him with respect to the voting of the shares; you may also wish to coordinate with any other [trustee/director] of this entity.

         If you have any questions, please do not hesitate to call either of us (Jim at 212-902-5738 and Beverly at 212-357-1584).

M E M O R A N D U M

TO:	[Name]

FROM:	James B. McHugh Beverly L. O’Toole

DATE:	February 11, 2002

RE:	Voting on Matters at the 2002 Annual Meeting of Shareholders

As you know, pursuant to the Shareholders’ Agreement, to which you are a party, the Covered Shares* of common stock of The Goldman Sachs Group, Inc. that you own as of February 4, 2002 and that are subject to the Shareholders’ Agreement are not entitled to be voted in the Preliminary Vote as described in the Shareholders’ Agreement (in which current GS Managing Directors participate) but shall be voted at the annual meeting of shareholders in accordance with the results of the Preliminary Vote. Accordingly, although you will receive at the address recorded on the custodian’s books a proxy statement and annual report, you will not receive a ballot or proxy card to vote your Covered Shares.

If you owned as of February 4, 2002 any GS shares that are not Covered Shares (i.e., shares purchased in the secondary market, held through the Retirement Plan or owned by your private foundation), you will be eligible to vote such shares at the annual meeting and you will receive a separate set of materials that includes a proxy card or voting instruction form that will allow you to vote such shares by mail, internet or telephone.

If you have any questions, please do not hesitate to contact either of us (Jim at 212-902-5738 and Beverly at 212-357-1584).

*	“Covered Shares” are all GS shares that were acquired in exchange for your partnership interests as part of the IPO and any GS shares you acquired as a result of the IPO award or as compensation, including shares converted from restricted stock units but not including any shares you may have purchased in the secondary market, that you may hold through the Retirement Plan or that your private foundation may own.

Dear Goldman Sachs Group, Inc. Shareholder,

The 2002 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. will be held on April 5, 2002. This e-mail notification is being sent to all shareholders who work at Goldman Sachs and who on February 4, 2002 (the record date for the Annual Meeting) owned GS stock through the Goldman Sachs Retirement Plan’s Stock Fund. It contains the link to the proxy materials and the unique Control Number that you will need to connect to the Internet voting site in order to vote the shares you own through the Stock Fund. If you also own shares as a result of deliveries under equity-based awards, you should have received a separate e-mail containing a different Control Number that you will need to connect to the Internet voting site in order to vote those shares.

Your vote is important to Goldman Sachs, so please vote at your earliest convenience.

Your Control Number to vote your shares owned through the Stock Fund is:
XXXXXXXXXX

You can connect to the electronic voting site for shares owned through the Stock Fund at: http://www.eproxy.com/gsf

There is a link from the voting site to the Annual Report and Proxy Statement. You may also view these documents without going to the electronic voting site at:

Annual Report
http://www.gs.com/about/annual-reports/2001

Proxy Statement

http://www.gs.com/shareholders-docs/filings/2002proxy/2002proxy.pdf

A printed copy of the Annual Report is being distributed to everyone who works at Goldman Sachs. If you would like to receive a printed copy of the Proxy Statement and/or voting forms, please send an e-mail to gspi@melloninvestor.com and such documents will be sent to you at the address we have on file for you.

Thank you,
Mellon Investor Services

Dear Goldman Sachs Group, Inc. Shareholder,

The 2002 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. will be held on April 5, 2002. This e-mail notification is being sent to all shareholders who work at Goldman Sachs and who on February 4, 2002 (the record date for the Annual Meeting) owned GS stock as a result of deliveries under equity-based awards. It contains the link to the proxy materials and the unique Control Number that you will need to connect to the Internet voting site in order to vote the shares you own as a result of deliveries under equity-based awards. If you also own shares through the Goldman Sachs Retirement Plan’s Stock Fund, you will receive later today a separate e-mail containing a different Control Number that you will need to connect to the Internet voting site in order to vote those shares.

Your vote is important to Goldman Sachs, so please vote at your earliest convenience.

Your Control Number to vote your shares owned as a result of deliveries under equity-based awards is:

XXXXXXXXXX

You can connect to the electronic voting site for shares owned as a result of deliveries under equity-based awards at:

http://www.eproxy.com/gs

There is a link from the voting site to the Annual Report and Proxy Statement. You may also view these documents without going to the electronic voting site at:

Annual Report
http://www.gs.com/about/annual-reports/2001

Proxy Statement
http://www.gs.com/shareholders-docs/filings/2002proxy/2002proxy.pdf

A printed copy of the Annual Report is being distributed to everyone who works at Goldman Sachs. If you would like to receive a printed copy of the Proxy Statement and/or voting forms, please send an e-mail to gspi@melloninvestor.com and such documents will be sent to you at the address we have on file for you.

Thank you,
Mellon Investor Services